Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 23, 2001 relating to the consolidated financial statements and financial statement schedule of Quovadx, Inc. (formally XCare.net, Inc.), which appears in Quovadx’s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
August 20, 2003